Exhibit J

Consent of Independent Auditors

Deloitte & Touche LLP

CONSENT OF INDEPENDENT AUDITORS

Fund for Government Investors:

We consent to the incorporation by reference in this Post-Effective Amendment No. 37 to Registration Statement No. 2-52552 and 811-2539 of our report dated January 22, 2001, appearing in the Annual Report of Fund for Government Investors for the year ended December 31, 2000, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.

/s/ Deloitte & Touche LLP

Princeton, New Jersey
April 27, 2001